Exhibit 99.1

FOR IMMEDIATE RELEASE
April 11, 2024
Jefferies Financial Group Inc. Announces Pricing of €750,000,000 3.875% Fixed Rate Senior Unsecured Notes Due 2026 and €500,000,000 4.000% Fixed Rate Senior Unsecured Notes Due 2029
New York, New York — On April 9, 2024, Jefferies Financial Group Inc. (NYSE: JEF) (“JFG”, “we” or “our”) priced €750,000,000 aggregate principal amount of 3.875% Fixed Rate Senior Unsecured Notes Due 2026 (the “2026 Notes”) and €500,000,000 aggregate principal amount of 4.000% Fixed Rate Senior Unsecured Notes Due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”), each under its Euro Medium Term Note Program. The 2026 Notes will mature on April 16, 2026 and the 2029 Notes will mature on April 16, 2029. The offering of the Notes is expected to settle on April 16, 2024, subject to the satisfaction of customary closing conditions. JFG intends to use the net proceeds from the offering of the Notes for general corporate purposes.
The Notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the Notes.

About Jefferies Financial Group Inc.
JFG is a leading, global, full-service investment banking and capital markets firm that provides advisory, sales and trading, research and wealth management services. With more than 40 offices around the world, we offer insights and expertise to investors, companies and governments.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about our future and statements that are not historical facts. These forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “may,” “intend,” “outlook,” “will,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks and uncertainties, which will change over time. Forward-looking statements may contain beliefs, goals, intentions and expectations regarding revenues, earnings, operations, arrangements and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward‐looking statements speak only as of the date they are made; we do not assume any duty, and do not undertake, to update any forward‐looking statements. Furthermore, because forward‐looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain, the actual results or outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results or outcomes to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For inquiries, please contact:
Jonathan Freedman
Head of Marketing and Communications
Jefferies Financial Group Inc.
mediacontact@jefferies.com